Exhibit 99.1

OUTFRONT MEDIA REPORTS FIRST QUARTER 2021 RESULTS
Revenues of $259.2 million
Operating loss of $31.0 million
Net loss attributable to OUTFRONT Media Inc. of $67.7 million, $0.52 per diluted share
Adjusted OIBDA of $11.1 million
AFFO deficit attributable to OUTFRONT Media Inc. of $24.5 million

NEW YORK, May 4, 2021 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended March 31, 2021.

“First quarter revenues came in as expected and, from here forward, we will be making a big forward step towards our record 2019 results,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “We are experiencing substantial revenue growth in all our segments in the second quarter, which will be the inflection point for both us and the industry as the world moves from stay-at-home to out-of-home.”

	Three Months Ended March 31,
$ in Millions, except per share amounts	2021	2020
Revenues	$259.2	$385.3
Organic Revenues	259.2	372.1
Operating Income (loss)	(31.0)	33.8
Adjusted OIBDA	11.1	75.5
Net income (loss) before allocation to non-controlling interests	(67.6)	6.3
Net income (loss)[2]	(67.7)	6.1
Earnings (loss) per share[1,2,3]	($0.52)	$0.04
Funds From Operations (FFO)[2]	(30.4)	44.7
Adjusted FFO (AFFO)[2]	(24.5)	40.0
Shares Outstanding[3]	144.8	144.7
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share; 2) References to "Net income (loss)", "Earnings (loss) per share", “FFO” and “AFFO” mean "Net income (loss) attributable to OUTFRONT Media Inc.", "Earnings (loss) attributable to OUTFRONT Media Inc. per share", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 3) Diluted weighted average shares outstanding.

First Quarter 2021 Results

Consolidated
Reported revenues of $259.2 million decreased $126.1 million, or 32.7%, for the first quarter of 2021 as compared to the same prior-year period. Organic revenues decreased $112.9 million, or 30.3%, reflecting the impact of the disposition of our Sports Marketing operating segment in the third quarter of 2020 and the impact of foreign exchange rates.

Reported billboard revenues of $223.6 million decreased $47.3 million, or 17.5%, due to lower average revenue per display (yield) resulting from the impact of the COVID-19 pandemic on customer advertising expenditures and overall demand for our services. Organic billboard revenues decreased $48.1 million, or 17.7%, for the same reasons.

Reported transit and other revenues of $35.6 million decreased $78.8 million, or 68.9%, due primarily to a decrease in yield resulting from the impact of COVID-19 on customer advertising expenditures and overall demand for our services, and the disposition of our Sports Marketing operating segment. Organic transit and other revenues of

$35.6 million decreased $64.8 million, or 64.5%.

Total Operating expenses of $177.6 million decreased $47.2 million, or 21.0%, due primarily to lower posting, maintenance and other expenses, lower transit franchise expense, and lower billboard property lease expense. These decreases were driven by lower billboard and transit revenues due to the impact of COVID-19 on customer advertising expenditures and overall demand for our services, the impact of modifications to agreements with our landlords and transit franchise partners, and the disposition of our Sports Marketing operating segment. Selling, General and Administrative expenses (“SG&A”) of $76.5 million decreased $14.3 million, or 15.7%, due primarily to a lower provision for doubtful accounts and the disposition of our Sports Marketing operating segment. Consistent with the current period’s presentation, we have reclassified amortization of direct lease acquisition costs from Amortization to SG&A expenses in 2020.

Adjusted OIBDA of $11.1 million decreased $64.4 million, or 85.3%.

Segment Results

U.S. Media
Reported and organic revenues of $245.4 million decreased $109.3 million, or 30.8%, due primarily to a decrease in yield resulting from the impact of COVID-19 on customer advertising expenditures and overall demand for our services. Billboard revenues decreased 17.2% and Transit and other revenues decreased 66.5% for the same reasons.

Operating expenses decreased $36.6 million, or 18.1%, due primarily to lower transit franchise expense, lower posting, maintenance and other expenses, and lower billboard property lease expense. These decreases were driven by lower billboard and transit revenues due to COVID-19. SG&A expenses decreased $17.3 million, or 24.0%, due primarily to lower bad debt expense and lower compensation-related costs.

Adjusted OIBDA of $24.6 million decreased $55.4 million, or 69.3%.

Other
Reported revenues of $13.8 million decreased $16.8 million, or 54.9%, due to the disposition of our Sports Marketing operating segment, a decline in Canada related to the impact of COVID-19 on customer advertising expenditures and overall demand for our services. Organic revenues decreased $3.6 million, or 20.7%.
Operating expenses decreased $10.6 million, or 48.0%, driven by lower posting, maintenance and other expenses related to the disposition of our Sports Marketing operating segment. SG&A expenses decreased $4.2 million, or 49.4%, driven primarily by the disposition of our Sports Marketing segment.

Adjusted OIBDA loss of $2.0 million compared to $0.0 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, increased $7.0 million, or 155.6%, to $11.5 million, due primarily to the impact of market fluctuations on an equity-linked retirement plan offered to certain employees and higher compensation-related expenses.

Interest Expense
Net Interest expense was $34.6 million, including amortization of deferred financing costs of $1.9 million, as compared to $29.8 million in the same prior-year period, including amortization of deferred financing costs of $1.3 million. The increase was due to a higher average outstanding debt balance, partially offset by lower rates compared to the same prior-year period. The weighted average cost of debt at March 31, 2021 was 4.3% compared to 4.0% in the same prior-year period.

Income Taxes
The benefit for income taxes was $4.7 million compared to $1.7 million in the same prior-year period.  Cash paid for income taxes in the three months ended March 31, 2021 was $0.5 million.

Net Income (Loss) Attributable to OUTFRONT Media Inc.
Net loss attributable to OUTFRONT Media Inc. was $67.7 million compared to Net income attributable to OUTFRONT Media Inc. of $6.1 million in the same prior-year period. Diluted weighted average shares outstanding were 144.8 million compared to 144.7 million for the same prior-year period. Net loss attributable to OUTFRONT Media Inc. per common share for diluted earnings per weighted average share was $0.52 compared to Net income attributable to OUTFRONT Media Inc. per common share for diluted earnings per weighted average share of $0.04 in the same prior-year period.

FFO & AFFO
FFO attributable to OUTFRONT Media Inc. was a deficit of $30.4 million compared to FFO of $44.7 million in the same prior-year period, driven primarily by lower net income. AFFO attributable to OUTFRONT Media Inc. was a deficit of $24.5 million compared to AFFO of $40.0 million in the same prior-year period, due primarily to lower net income.

Cash Flow & Capital Expenditures
Net cash flow used for operating activities was $10.8 million for the three months ended March 31, 2021, compared to Net cash flow provided by operating activities of $14.9 million during the same prior-year period. Total capital expenditures decreased $8.8 million, or 48.4%, to $9.4 million for the three months ended March 31, 2021, compared to the same prior-year period.

Dividends
In the three months ended March 31, 2021, we paid cash dividends of $7.3 million, including $7.0 million on our Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) and $0.3 million for vested restricted share units granted to employees. In order to preserve financial flexibility and liquidity in light of the current uncertainty in the global economy resulting from the COVID-19 pandemic, our board of directors has suspended our quarterly dividend on our common stock but expects to meet our minimum annual 2021 REIT distribution requirements.

Balance Sheet and Liquidity
As of March 31, 2021, our liquidity position included unrestricted cash of $560.0 million and $497.9 million of availability under our $500.0 million revolving credit facility, net of $2.1 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility. During the three months ended March 31, 2021, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. As of March 31, 2021, the maximum number of shares of our common stock that could be required to be issued on conversion of the outstanding shares of the Series A Preferred Stock was 25.0 million shares. Total indebtedness as of March 31, 2021 was $2.6 billion, excluding $31.3 million of debt issuance costs, and includes a $600.0 million term loan and $2.1 billion of senior unsecured notes.

COVID-19 Pandemic
The COVID-19 pandemic and the related preventative measures taken to help curb the spread, have had, and may continue to have, a significant impact on the global economy and our business. In 2021, the COVID-19 pandemic may continue to, among other things, (i) reduce or curtail our customers’ advertising expenditures and overall demand for our services through purchase cancellations or otherwise; (ii) increase the volatility of our customers’ advertising expenditure patterns from period-to-period through short-notice purchases, purchase deferrals or otherwise; and (iii) extend delays in the collection of certain earned advertising revenues from our customers, all of which could have a material adverse effect on our business, financial condition and results of operation in 2021. As a result of the impact of the ongoing COVID-19 pandemic on our business and results of operations, we expect our key performance indicators and total revenues to incrementally improve throughout the remainder of 2021 as compared to 2020, but be materially lower in 2021 than pre-COVID-19 pandemic levels, particularly in our U.S. Media segment and with respect to our transit and other business. We expect total expenses to increase throughout the remainder of 2021 as compared to 2020, but be materially lower than pre-COVID-19 pandemic levels, particularly in our U.S. Media segment and with respect to our transit and other business. Additionally, we expect billboard property lease expenses, such as rental expenses, and posting, maintenance and other expenses, as a percentage of revenues, to decrease throughout the remainder of 2021 as compared to 2020, but be materially higher than pre-COVID-19 pandemic levels. We expect transit franchise expenses, such as transit franchise payments, as a percentage of revenues, to increase throughout the remainder of 2021 as compared to 2020, and be materially higher than pre-COVID-19 pandemic levels, primarily due to our guaranteed minimum annual payment amounts owed to the MTA, which resumed on January 1, 2021. The impacts described above with respect to 2020 were greatest in the second quarter of 2020, with incremental improvement in the third and fourth quarters of 2020.

Accordingly, results for the three months ended March 31, 2021, are not indicative of the results that may be expected for the fiscal year ending December 31, 2021. In addition, in order to preserve financial flexibility, increase liquidity and reduce expenses in light of the current uncertainty in the global economy and our business, we modified our business goals and undertook several actions to date, including, among other things, issuing the Series A Preferred Stock and certain senior unsecured notes, amending the credit agreement governing the revolving credit facility to modify the calculation of our financial maintenance covenant ratio, suspending our quarterly dividend payments on our common stock as described above, and reducing SG&A and posting, maintenance and other expenses. There remains uncertainty around the severity and duration of the COVID-19 pandemic and the measures taken, or may be taken, in response to the COVID-19 pandemic, which will depend on numerous factors, including, among others, the emergence of new cases of COVID-19 or its variants, hospitalization and mortality rates, and the availability and distribution of safe and effective treatments and vaccines. Accordingly, we cannot reasonably estimate the full impact of the COVID-19 pandemic on our business, financial condition and results of operations at this time, which may be material.

Conference Call
We will host a conference call to discuss the results on May 4, 2021 at 4:30 p.m. Eastern Time. The conference call numbers are 800-367-2403 (U.S. callers) and 334-777-6978 (International callers) and the passcode for both is 7892218. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contacts:

Investors	Media
Gregory Lundberg	Courtney Richards
Senior Vice President, Investor Relations	PR & Events Specialist
(212) 297-6441	(646) 876-9404
greg.lundberg@OUTFRONTmedia.com	courtney.richards@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate organic revenues as reported revenues excluding revenues associated with a disposition and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation and restructuring charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “FFO” and “AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to

OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and non-controlling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes restructuring charges and losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our non-controlling interests, as well as the non-cash portion of income taxes and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations, including but not limited to the impact of the novel coronavirus (“COVID-19”) pandemic on our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions, including declines caused by the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic and any other pandemics, and the impact on our business, financial condition and results of operations; competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners, including interruptions and reductions in demand caused by the impact of the COVID-19 pandemic; losses and costs resulting from recalls and product liability, warranty and intellectual property claims; our ability to obtain and renew key municipal contracts on favorable terms; taxes, fees and registration requirements; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; diverse risks in our Canadian business; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; environmental, health and safety laws and regulations; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; the ability of our board of directors to cause us to issue additional shares of stock without common stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; the Internal Revenue Service may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2021	2020
Revenues:
Billboard	$223.6	$270.9
Transit and other	35.6	114.4
Total revenues	259.2	385.3
Expenses:
Operating	177.6	224.8
Selling, general and administrative	76.5	90.8
Net gain on dispositions	(0.3)	(0.1)
Depreciation	20.0	21.0
Amortization	16.4	15.0
Total expenses	290.2	351.5
Operating income (loss)	(31.0)	33.8
Interest expense, net	(34.6)	(29.8)
Loss on extinguishment of debt	(6.3)	—
Other income, net	—	0.2
Income (loss) before benefit for income taxes and equity in earnings of investee companies	(71.9)	4.2
Benefit for income taxes	4.7	1.7
Equity in earnings of investee companies, net of tax	(0.4)	0.4
Net income (loss) before allocation to non-controlling interests	(67.6)	6.3
Net income attributable to non-controlling interests	0.1	0.2
Net income (loss) attributable to OUTFRONT Media Inc.	$(67.7)	$6.1

Net income (loss) per common share:
Basic	$(0.52)	$0.04
Diluted	$(0.52)	$0.04

Weighted average shares outstanding:
Basic	144.8	143.9
Diluted	144.8	144.7

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 14

	As of
(in millions)	March 31, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$560.0	$710.4
Restricted cash	1.6	1.6
Receivables, less allowance ($22.7 in 2021 and $26.3 in 2020)	164.9	209.2
Prepaid lease and franchise costs	9.1	5.4
Other prepaid expenses	13.9	14.4
Other current assets	28.0	33.7
Total current assets	777.5	974.7
Property and equipment, net	629.2	634.2
Goodwill	2,078.0	2,077.8
Intangible assets	545.8	547.5
Operating lease assets	1,437.7	1,421.3
Prepaid MTA equipment deployment costs	208.2	204.6
Other assets	37.5	36.8
Total assets	$5,713.9	$5,896.9

Liabilities:
Current liabilities:
Accounts payable	$56.8	$64.9
Accrued compensation	30.9	35.0
Accrued interest	17.5	24.5
Accrued lease and franchise costs	39.1	65.8
Other accrued expenses	40.0	38.0
Deferred revenues	42.3	29.5
Short-term debt	—	80.0
Short-term operating lease liabilities	185.7	176.5
Other current liabilities	20.4	20.7
Total current liabilities	432.7	534.9
Long-term debt, net	2,616.6	2,620.8
Deferred income tax liabilities, net	13.2	14.6
Asset retirement obligation	36.1	35.9
Operating lease liabilities	1,258.4	1,252.0
Other liabilities	52.7	55.0
Total liabilities	4,409.7	4,513.2

Commitments and contingencies

Preferred stock (2021 - 50.0 shares authorized, and 0.4 shares of Series A Preferred Stock issued and outstanding; 2020 - 50.0 shares authorized, and 0.4 shares issued and outstanding)	383.4	383.4
Stockholders’ equity:
Common stock (2021 - 450.0 shares authorized, and 145.5 shares issued and outstanding; 2020 - 450.0 shares authorized, and 144.5 issued and outstanding)	1.5	1.4
Additional paid-in capital	2,095.5	2,090.8
Distribution in excess of earnings	(1,175.1)	(1,100.4)
Accumulated other comprehensive loss	(15.5)	(18.0)
Total stockholders’ equity	906.4	973.8
Non-controlling interests	14.4	26.5
Total equity	1,304.2	1,383.7
Total liabilities and equity	$5,713.9	$5,896.9

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2021	2020
Operating activities:
Net income (loss) attributable to OUTFRONT Media Inc.	$(67.7)	$6.1
Adjustments to reconcile net income (loss) to net cash flow provided by (used for ) operating activities:
Net income attributable to non-controlling interests	0.1	0.2
Depreciation and amortization	36.4	36.0
Deferred tax benefit	(5.2)	(1.8)
Stock-based compensation	6.0	5.8
Provision for doubtful accounts	(2.8)	8.1
Accretion expense	0.7	0.6
Net gain on dispositions	(0.3)	(0.1)
Loss on extinguishment of debt	6.3	—
Equity in earnings of investee companies, net of tax	0.4	(0.4)
Distributions from investee companies	0.3	1.2
Amortization of deferred financing costs and debt discount and premium	1.9	1.3
Change in assets and liabilities, net of investing and financing activities:
Decrease in receivables	47.2	19.7
Increase in prepaid MTA equipment deployment costs	(3.6)	(18.2)
(Increase) decrease in prepaid expenses and other current assets	1.2	(2.8)
Decrease in accounts payable and accrued expenses	(46.1)	(46.0)
Increase in operating lease assets and liabilities	0.4	1.3
Increase in deferred revenues	12.8	11.1
Decrease in income taxes	(0.1)	(0.7)
Other, net	1.3	(6.5)
Net cash flow provided by (used for) operating activities	(10.8)	14.9

Investing activities:
Capital expenditures	(9.4)	(18.2)
Acquisitions	(15.8)	(6.6)
MTA franchise rights	(4.2)	(2.8)
Net proceeds from dispositions	1.1	0.3
Return of investments in investee companies	—	0.6
Net cash flow used for investing activities	(28.3)	(26.7)

Financing activities:
Proceeds from long-term debt borrowings	500.0	495.0
Repayments of long-term debt borrowings	(500.0)	—
Proceeds from borrowings under short-term debt facilities	—	15.0
Repayments of borrowings under short-term debt facilities	(80.0)	—
Payments of deferred financing costs	(7.1)	(0.4)
Payment of debt extinguishment charges	(4.7)	—
Taxes withheld for stock-based compensation	(8.8)	(11.8)
Dividends	(7.3)	(55.6)
Other	(3.7)	—
Net cash flow provided by (used for) financing activities	(111.6)	442.2

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.3	(1.7)
Net increase (decrease) in cash, cash equivalents and restricted cash	(150.4)	428.7
Cash, cash equivalents and restricted cash at beginning of period	712.0	60.9
Cash, cash equivalents and restricted cash at end of period	$561.6	$489.6

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.5	$0.8
Cash paid for interest	39.9	37.5

Non-cash investing and financing activities:
Accrued purchases of property and equipment	3.8	9.7
Accrued MTA franchise rights	7.0	5.0
Taxes withheld for stock-based compensation	—	0.2

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 14

	Three Months Ended March 31, 2021
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$212.5	$11.1	$—	$223.6
Transit and other	32.9	2.7	—	35.6
Total revenues	$245.4	$13.8	$—	$259.2
Organic revenues(a):
Billboard	$212.5	$11.1	$—	$223.6
Transit and other	32.9	2.7	—	35.6
Total organic revenues(a)	$245.4	$13.8	$—	$259.2
Non-organic revenues(b):
Billboard	$—	$—	$—	$—
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$—	$—	$—

Operating loss	$(8.6)	$(4.9)	$(17.5)	$(31.0)
Net gain on dispositions	(0.3)	—	—	(0.3)
Depreciation and amortization	33.5	2.9	—	36.4
Stock-based compensation	—	—	6.0	6.0
Adjusted OIBDA	$24.6	$(2.0)	$(11.5)	$11.1

Adjusted OIBDA margin	10.0%	(14.5)%	*	4.3%

Capital expenditures	$8.9	$0.5	$—	$9.4

	Three Months Ended March 31, 2020
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$256.5	$14.4	$—	$270.9
Transit and other	98.2	16.2	—	114.4
Total revenues	$354.7	$30.6	$—	$385.3
Organic revenues(a)
Billboard	$256.5	$15.2	$—	$271.7
Transit and other	98.2	2.2	—	100.4
Total organic revenues(a)	$354.7	$17.4	$—	$372.1
Non-organic revenues(b):
Billboard	$—	$(0.8)	$—	$(0.8)
Transit and other	—	14.0	—	14.0
Total non-organic revenues(b)	$—	$13.2	$—	$13.2

Operating income (loss)	$47.4	$(3.3)	$(10.3)	$33.8
Net gain on dispositions	(0.1)	—	—	(0.1)
Depreciation and amortization(c)	32.7	3.3	—	36.0
Stock-based compensation	—	—	5.8	5.8
Adjusted OIBDA(c)	$80.0	$—	$(4.5)	$75.5

Adjusted OIBDA margin(c)	22.6%	—%	*	19.6%

Capital expenditures	$17.3	$0.9	$—	$18.2

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2021	2020
Net income (loss) attributable to OUTFRONT Media Inc.	$(67.7)	$6.1
Depreciation of billboard advertising structures	14.1	15.5
Amortization of real estate-related intangible assets	12.4	12.0
Amortization of direct lease acquisition costs	11.2	11.3
Net gain on disposition of real estate assets	(0.3)	(0.1)
Adjustment related to non-controlling interests	(0.1)	(0.1)
FFO attributable to OUTFRONT Media Inc.	$(30.4)	$44.7
Non-cash portion of income taxes	(5.2)	(2.5)
Cash paid for direct lease acquisition costs	(12.1)	(14.9)
Maintenance capital expenditures	(3.6)	(4.8)
Other depreciation	5.9	5.5
Other amortization	4.0	3.0
Stock-based compensation	6.0	5.8
Non-cash effect of straight-line rent	2.0	1.3
Accretion expense	0.7	0.6
Amortization of deferred financing costs	1.9	1.3
Loss on extinguishment of debt	6.3	—
AFFO attributable to OUTFRONT Media Inc.	$(24.5)	$40.0

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2021	2020
Adjusted OIBDA(c)	$11.1	$75.5
Interest expense, net, less amortization of deferred financing costs	(32.7)	(28.5)
Cash paid for income taxes	(0.5)	(0.8)
Direct lease acquisition costs	(0.9)	(3.6)
Maintenance capital expenditures	(3.6)	(4.8)
Equity in earnings of investee companies, net of tax	(0.4)	0.4
Non-cash effect of straight-line rent	2.0	1.3
Accretion expense	0.7	0.6
Other income	—	0.2
Adjustment related to non-controlling interests	(0.2)	(0.3)
AFFO attributable to OUTFRONT Media Inc.	$(24.5)	$40.0

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2021	2020	Change
Operating expenses:
Billboard property lease	$94.1	$102.8	(8.5)%
Transit franchise	39.6	57.8	(31.5)
Posting, maintenance and other	43.9	64.2	(31.6)
Total operating expenses	$177.6	$224.8	(21.0)

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2021	2020	Change
U.S. Media:
Operating expenses	$166.1	$202.7	(18.1)%
SG&A expenses(c)	54.7	72.0	(24.0)

Other:
Operating expenses	11.5	22.1	(48.0)
SG&A expenses(c)	4.3	8.5	(49.4)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)Organic revenues exclude revenues associated with a disposition and the impact of foreign currency exchange rates (“non-organic revenues”).
(b)In the three months ended March 31, 2020, non-organic revenues exclude the impact of the sale of all of our equity interests in certain of our subsidiaries (the “Sports Disposition”), which held all of the assets of our Sports Marketing operating segment and reflect the impact of foreign currency exchange rates.
(c)Consistent with the current year’s presentation, we have reclassified amortization of direct lease acquisition costs of $11.3 million in the three months ended March 31, 2020, of which $10.8 million was recorded in our U.S. Media segment and $0.5 million was recorded in Other, from Amortization to Selling, general and administrative expenses, resulting in a corresponding decrease in Adjusted OIBDA.

* Calculation not meaningful